                                                                  Exhibit 23.4


                            CONSENT OF AUDIHISPANA


We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the 1997 Equity Participation Plan of Owens-Illinois, Inc. of our report dated 5 February, 1997, with respect to the consolidated financial statements of Vidrieria Rovira, S.A. as of and for the year ended 28 December, 1996, which report appears in the Form 8-K/A of Owens-Illinois, Inc. dated May 9, 1997.


                                    AUDIHISPANA

                                    /s/ Alberto Ribas
                                    -----------------
                                    Alberto Ribas
                                    Partner


Barcelona
6 March, 1998